UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) February 8, 2007

OAKMONT ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51423	20-2679740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Bloomfield Hills Pkwy., Ste. 240 Bloomfield Hills, MI	48304
(Address of Principal Executive Offices)	(Zip Code)

(248) 220-2001
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2007, Oakmont Acquisition Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oakmont Kansas, Inc., Brooke Credit Corporation (“Brooke Credit”) and Brooke Corporation (“Brooke”). Under the terms of the Merger Agreement, BCC will be merged with and into Oakmont (the “Merger”).

Pursuant to the Merger Agreement, BCC will merge with and into Oakmont, with the surviving company operating under the name of “Brooke Credit Corporation.” At closing, Brooke and the warrant holders of BCC will receive merger consideration of approximately 17.5 million shares of Oakmont common stock with a current value of approximately $105.0 million. Brooke and the warrant holders of BCC will receive an additional 4.0 million shares of Oakmont common stock should BCC achieve adjusted earnings (as defined in the Merger Agreement) of $15.0 million in 2007, and an additional 1.0 million shares should BCC achieve adjusted earnings of $19.0 million based on the same computation in 2008. The contingent consideration has a current value of approximately $30.0 million.

The transaction has been approved by the boards of Oakmont, Brooke and BCC, but is subject to customary closing conditions including the approval of Oakmont’s stockholders. In addition, the closing is conditioned on the holders of fewer than 20% of the shares of common stock of Oakmont issued in its initial public offering voting against the transaction and electing to convert those shares into cash, as permitted by Oakmont’s certificate of incorporation. The transaction is scheduled to close during the second quarter of 2007.

The Merger Agreement contains certain termination rights for both Oakmont and Brooke in certain circumstances. The Merger Agreement also contemplates that the Company will enter into Employment Agreements with certain officers of Brooke Credit, including Michael Lowry, the current Chief Executive Officer of Brooke Credit, and Pamela Breuckmann, the current Chief Financial Officer of Brooke Credit.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

OAKMONT ACQUISITION CORP.

By:	/s/ Michael C. Azar
Name: Michael C. Azar Title: President

Date: February 9, 2007

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated February 8, 2007, among the Company, Oakmont Kansas, Inc., Brooke Credit Corporation and Brooke Corporation.

* Certain exhibits and schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.